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                                             EXHIBIT 2


       [Letterhead of Coopers & Lybrand L.L.P.]


               COOPERS & LYBRAND L.L.P.
                 Whitney Grove Square
              2 Whitney Avenue Suite 207
                New Haven, Connecticut
                         06510



March 4, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

We have read the statements made by The United
Illuminating Company in Amendment No. 3 to Form 8-K, dated March 1, 1996, which we understand will be filed with the Commission pursuant to Item 4 of 8-K. We agree with the statements concerning our Firm in such Form 8-K, as amended.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.